UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2026

EON RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41278	85-4359124
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

(713) 834-1145

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	EONR	NYSE American
Redeemable warrants, exercisable for three quarters of one share of Class A Common Stock at an exercise price of $11.50 per share	EONR WS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Reviews

EON Resources Inc. (the “Company”) determined an error in the calculation of depletion, depreciation and amortization expense for the fourth quarter of the fiscal year ended December 31, 2025 in its annual report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities Exchange Commission (the “SEC”) on September 28, 2026 (the “2025 Form 10-K”).

The depletion, depreciation and amortization expense for the fiscal year ended December 31, 2025 was overstated by $3,540,000 and the net loss decreased by $2,632,000 (an increase in overall earnings for the Company). The Company will file an amended 2025 Form 10-K where the Company expects the reported loss allocated to the shareholders of EON Resources Inc. for the year ended December 31, 2025 to be reduced from $10.1 million to approximately $7.5 million. As a result, management of the Company determined on October 8, 2026 that the Company’s 2025 Form 10-K filed with the SEC on September 28, 2026 (the “Affected Period”) should no longer be relied upon. This restatement is non-cash in nature and will have no impact on the Company’s cash flows or cash, cash equivalents and marketable investments.

The preliminary evaluation provided above is subject to the completion of the Company’s analysis and financial close and reporting process, as well as the financial statement audits and reviews for the Affected Period.

Authorized officers of the Company have discussed the matters described in this Form 8-K with its independent registered accounting firm, CBIZ CPAs P.C.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, the Company can give no assurance that such expectations and assumptions will prove to be correct. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding the Company’s expectations related to the restatement of its financial statements for the Affected Period, including the expected impact of such restatement on the Company’s consolidated balance sheets and consolidated statements of operations and comprehensive loss; and the Company’s plans related to the restatement analysis, the presentation of restated financial statements for the impacted periods and the filing of restated financials for impacted periods in an amendment to the 2025 Form 10-K and restated financials for subsequent interim periods, and the timing thereof. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: the completion of the Company’s restatement analysis and financial close and reporting process, as well as the financial statement audits and reviews for the Affected Period. These and other factors are described in greater detail under the “Risk Factors” heading of the Company’s documents filed from time to time with the Securities and Exchange Commission (see www.sec.gov). All information provided in this Current Report on Form 8-K is as of the date of this Current Report on Form 8-K, and any forward-looking statements contained herein are based on assumptions that the Company believes to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. The Company undertakes no duty to update this information unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 9, 2026	EON Resources Inc.

	By:	/s/ Mitchell B. Trotter
	Name:	Mitchell B. Trotter
	Title:	Chief Financial Officer

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